Exhibit 23







                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statement of James River Corporation of Virginia on Form S-8 (File No. 33-54491) of our report dated May 16, 1997, on our audits of the financial statements of the James River Corporation of Virginia StockPlus Investment Plan as of December 31, 1996 and 1995, and for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.







                                                     COOPERS & LYBRAND, L.L.C.





Richmond, Virginia
May 16, 1997


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